Exhibit 99.1


Hittite Microwave Corporation (ticker: HITT, exchange: NASDAQ) News Release - October 23, 2008.


Press Release

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 2008


      CHELMSFORD, MA - October 23, 2008 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the third quarter ended September 30, 2008 of $45.5 million, representing an increase of 14.0% compared with $39.9 million for the third quarter of 2007 and an increase of 1.1% compared with $45.0 million for the second quarter of 2008. Net income for the quarter was $13.7 million, or $0.44 per diluted share, compared with $13.7 million, and $0.44 per diluted share, for the third quarter of 2007, and an increase of 1.7% compared with $13.5 million, or $0.43 per diluted share, for the second quarter of 2008.

      "It was a solid quarter," said Stephen Daly, Chairman and CEO. "Our diverse product lines continue to penetrate and gain market share. In total, we introduced 30 new products during the quarter across our product lines, in line with our plan for the year. These new products will contribute to our future growth."

      For the third quarter of 2008, revenue from customers in the United States was $18.1 million, or 40% of the company's total revenue, and revenue from customers outside the United States was $27.4 million, or 60% of total revenue. Gross margin was 72.5% for the third quarter as compared with 71.0% for the third quarter of 2007 and 70.8% for the second quarter of 2008. Operating income for the third quarter was $20.5 million, or 45.1% of revenue. Total cash and cash equivalents at the end of the third quarter of 2008 was $185.7 million, a decrease of $0.5 million for the quarter. During the quarter, the company repurchased approximately 500,000 shares of the company's stock for $16.8 million.

      Business Outlook
      The company expects revenue for the fourth quarter ending December 31, 2008 to be in the range of $45.0 million to $46.0 million and net income to be in the range of $13.0 million to $13.5 million, or $0.43 to $0.44 per diluted share.

      Webcast and Taped Replay
      The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under Conference Calls. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 3074564. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

      About Hittite Microwave Corporation
      Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules, subsystems and instrumentation for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, high speed digital logic, interface, mixers and converters, modulators and demodulators, oscillators, passives, phase lock loop (PLL), phase shifters, power detectors, sensors, switches, synthesizers and variable gain amplifiers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

      "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995

      Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; our belief that long term growth and expansion of our business will continue; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended June 30, 2008, as filed with the Securities and Exchange Commission.

Contact: William W. Boecke, V.P. and Chief Financial Officer (978-250-3343)

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)


                                                      September 30, 2008   December 31, 2007
                                                      ------------------   -----------------
Assets
------------------------------------
Current assets:
   Cash and cash equivalents                                  $  185,678          $   65,735
   Available-for-sale investments                                     --              99,007
   Accounts receivable, net                                       28,202              22,253
   Inventories                                                    12,362              14,129
   Deferred costs                                                    173                 242
   Income taxes receivable                                            37               1,072
   Prepaid expenses and other current assets                       1,326                 677
   Deferred taxes                                                  5,425               4,281
                                                              ----------          ----------
      Total current assets                                       233,203             207,396
Property and equipment, net                                       18,595              18,824
Other assets                                                       7,693               8,275
                                                              ----------          ----------
      Total assets                                            $  259,491          $  234,495
                                                              ==========          ==========

Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
   Accounts payable                                           $    3,452          $    2,647
   Accrued expenses                                                7,729               6,121
   Deferred revenue and customer advances                          3,736               6,098
                                                              ----------          ----------
      Total current liabilities                                   14,917              14,866
Long-term income taxes payable                                     3,450               3,180
Deferred taxes                                                       156                 156
                                                              ----------          ----------
      Total liabilities                                           18,523              18,202
      Total stockholders' equity                                 240,968             216,293
                                                              ----------          ----------
      Total liabilities and stockholders' equity              $  259,491          $  234,495
                                                              ==========          ==========

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations (unaudited)
(In thousands except per-share data)

                                                       Three Months Ended September 30,    Nine Months Ended September 30,
                                                        ----------------------------        ----------------------------
                                                            2008            2007                2008            2007
                                                        ------------    ------------        ------------    ------------
Revenue                                                 $     45,528    $     39,934        $    133,858    $    113,911
Cost of revenue                                               12,504          11,585              38,588          32,935
                                                        ------------    ------------        ------------    ------------
   Gross profit                                               33,024          28,349              95,270          80,976
                                                                72.5%           71.0%               71.2%           71.1%
                                                        ------------    ------------        ------------    ------------
Operating expenses:
   Research and development                                    6,404           4,793              17,978          13,773
   Sales and marketing                                         3,988           3,285              12,021           9,321
   General and administrative                                  2,117           1,923               6,282           5,379
                                                        ------------    ------------        ------------    ------------
      Total operating expenses                                12,509          10,001              36,281          28,473
                                                        ------------    ------------        ------------    ------------
Income from operations                                        20,515          18,348              58,989          52,503
                                                                45.1%           45.9%               44.1%           46.1%

Interest and other income, net                                   738           1,733               2,617           4,193
                                                        ------------    ------------        ------------    ------------
Income before income taxes                                    21,253          20,081              61,606          56,696
Provision for income taxes                                     7,555           6,373              21,396          18,833
                                                        ------------    ------------        ------------    ------------
Net income                                              $     13,698    $     13,708        $     40,210    $     37,863
                                                        ============    ============        ============    ============

Earnings per share:
   Basic                                                $       0.45    $       0.45        $       1.31    $       1.24
                                                        ============    ============        ============    ============
   Diluted                                              $       0.44    $       0.44        $       1.29    $       1.21
                                                        ============    ============        ============    ============

Shares used in the calculation of earnings per share:
   Basic                                                      30,464          30,677              30,654          30,605
                                                        ============    ============        ============    ============
   Diluted                                                    30,907          31,295              31,176          31,233
                                                        ============    ============        ============    ============